EXHIBIT 23





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-32835 of TXU Corp. Form S-8 of our report dated June 15, 2001, appearing in this Annual Report on Form 11-K of the TXU ENSAVE Plan (Formerly the ENSERCH Corporation Employee Stock Purchase and Savings Plan) for the year ended December 31, 2000.




DELOITTE & TOUCHE LLP

Dallas, Texas
June 29, 2001